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                                                              Exhibit 23.1



CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Interactive Intelligence, Inc. Employee Stock Purchase Plan, of our report dated January 26, 2000, with respect to the consolidated financial statements and schedule of Interactive Intelligence, Inc. included in the Form 10-K for the year ended December 31, 1999.


/s/  Ernst & Young LLP


Indianapolis, Indiana
March 27, 2000